Exhibit 10.5
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Agreement to Serve as Corporate Director
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     This agreement to serve as a corporate director (the "Agreement") is made and entered into by and between Pop Starz Records, Inc., a Florida corporation ("Pop Starz Records"), and ________, a Florida resident ("Mr. ____").

                                    PREAMBLE:

     Whereas, Mr. _____ shall be elected as a member of Pop Starz Records board of directors by written consent in lieu of the annual meeting of stockholders, effective _________ (the "Annual Meeting"); and

     Whereas, Pop Starz Records has required, as a condition for service on its board of directors, that all members enter into a form of agreement that delineates the rights, duties and responsibilities of the members; and

     Whereas, the Parties agree that this Agreement provides important directives outlining the duties, obligations, responsibilities and rights that are expected of members of Pop Starz Records Board of directors and Mr. _____ desires to be elected as a member of Pop Starz Records board of directors and to serve thereon in compliance with the requirements of this Agreement and Pop Starz Records Certificate of Incorporation and By-Laws:

     Now, therefore, intending to be legally bound, the Parties agree that if Mr. ____ shall be elected as a member of Pop Starz Records board of directors at the annual meeting of Pop Starz Records shareholders for the current year, he is bound by the following obligations and shall have the following rights:

                                   Witnesseth:

Article I
Term, Renewals, Earlier Termination

1.1 Term.

(A) 1. Subject to the provisions set forth herein, the term of this Agreement shall be deemed to commence immediately following Mr. ____'s election to Pop Starz Records board of directors at the Annual Meeting and shall continue until the latter of three years from the date hereof or the election, qualification and assumption of office by Mr. ___'s successor as a member of Pop Starz Records board of directors, unless earlier terminated as provided in Pop Starz Records certificate of incorporation or bylaws, or as hereinafter set forth.

    2. Notwithstanding anything in this agreement to the contrary, the term of this Agreement will terminate if Mr. _____ is not re-elected at the annual meeting of stockholders next following the Annual Meeting.

(B) In the event that Mr. _____ is re-elected or otherwise serves as a member of Pop Starz Records board of directors after the annual meeting of stockholders next following the Annual Meeting, then, unless a new agreement pertaining to his role as a member of Pop Starz Records board of directors is entered into specifically superseding the provisions of this Agreement, this Agreement shall be deemed to remain in effect for so long as Mr. _____ serves as a member of Pop Starz Records board of directors.

1.2 Earlier Termination.

(A) Pop Starz Records shall have the right to terminate this Agreement prior to the expiration of its Term, subject to the provisions of Section 1.3, for the following reasons:

    (1) By vote of Pop Starz Records shareholders:

        In accordance with Florida's Corporate Law (and except as provided therein) and pursuant to Article II, Section 3(a) of the By-Laws of Pop Starz Records that at a meeting of stockholders called expressly for this purpose, a

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director may be removed, with or without cause, by the vote of the holders of
51% of the shares then entitled to vote at an election of directors.

    (2) Discontinuance of Business:

        In the event that Pop Starz Records discontinues operating its business, this Agreement shall terminate as of the last day of the month on which Pop Starz Records ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of Pop Starz Records shall not be deemed a termination of its business.

    (3) Death:

        This Agreement shall terminate immediately on Mr. _____'s death; however, all accrued compensation at such time shall be promptly paid to Mr. _____'s estate.

1.3 Final Settlement.

    Upon termination of this Agreement and payment to Mr. _____ of all amounts due his hereunder, Mr. _____ or his representative shall execute and deliver to Pop Starz Records on a form prepared by Pop Starz Records a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and shall forthwith tender to Pop Starz Records all records, manuals and written procedures, as may be required by Pop Starz Records for the continued conduct of its business.

Article II
Performance of Duties as a Director

2.1 Performance of Duties

(A) Mr. _____ shall perform his duties as a director, including his duties as a member of any committee of Pop Starz Records board of directors upon which he may serve, pursuant to the requirements set forth in Pop Starz Records certificate of incorporation and By-Laws (its "Constituent Documents"), in good faith, in a manner he reasonably believes to be in the best interests of Pop Starz Records, and with such care as is legally required for members of boards of directors under the laws of the State of Florida and the United States Securities and Exchange Commission, (the "Commission") unless a higher standard of care is specified in Pop Starz Records Constituent Documents.

(B) In performing his duties, Mr. _____ shall be entitled to rely on information, opinions, reports or statements, including financial statements and or financial data, in each case prepared or presented by:

    (1) One or more officers or employees of Pop Starz Records whom Mr. _____ reasonably believes to be reliable and competent in the matters presented;

    (2) Legal counsel, public accountants or persons as to matters which Mr. _____ reasonably believes to be within such persons' professional or expert competence; or

    (3) A committee of Pop Starz Records board of directors upon which he does not serve, duly designated in accordance with a provision of Pop Starz Records certificate of incorporation or By-Laws, as to matters within its designated authority, which committee Mr. _____ reasonably believes to merit confidence.

(C) Mr. _____ shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described in Section 2.1(B) to be unwarranted.

(D) If Mr. _____ is present at a meeting of Pop Starz Records board of directors at which action on any corporate matter is taken, it shall be presumed that he assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

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(E) If Mr. _____ is requested to provide comments on any corporate matters through a written request delivered by hand, mail, fax or e-mail, then, unless he affirmatively provides written comments thereto or specifies in a written response that he is unable or unwilling to provide comments thereto, he shall be presumed to have approved the matter as accurate, complete and not misleading, and if he has indicated his inability or unwillingness to comment on more than three occasions within any fiscal year, he shall be presumed to have refused to perform his duties as a member of Pop Starz Records board of directors in a manner justifying his removal therefrom under this Agreement

2.2 Director Conflicts of Interest

(A) Mr. _____ nor any of his affiliates will enter into any contract or transaction with Pop Starz Records unless the fact of such relationship or interest is disclosed or known to Pop Starz Records board of directors or committee which authorizes, approves or ratifies the contract or transaction and it is approved by a vote or consent sufficient for the purpose without counting the vote or consent of Mr. _____; and, if stockholder approval is required, the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

(B) Mr. _____ may be counted in determining the presence of a quorum at a meeting of Pop Starz Records board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

2.3 Performance and Attendance

(A) Mr. _____ will serve on Pop Starz Records board of directors using his best efforts on behalf of Pop Starz Records and its stockholders.

(B) Mr. _____ shall use his best efforts to participate in a timely manner in all meetings of Pop Starz Records board of directors or of committees thereof to which he has been appointed or elected, and if unavailable in person, to make arrangements to participate by teleconference or any legally available means.

(C) In the event that Mr. _____ fails to participate in a meeting of Pop Starz Records board of directors or of committees thereof to which he has been appointed or elected, Mr. _____ shall promptly acquaint himself with all matters transacted at such meeting and if practical, shall provide the board of directors or committee involved with supplemental input and advice on all such matters, and if appropriate and possible, shall request reconsideration of any material matters as to which his participation would have affected the result of actions taken.

(D) In the event that Mr. _____ misses three (3) of the regular monthly meetings of Pop Starz Records board of directors, or three (3) consecutive special meetings of the board of directors, or three (3) consecutive meetings of any committee to which he has been appointed or elected, Mr. _____ will be deemed to have resigned from the board of directors prior to the expiration of the term of this Agreement based on an inability to dedicate required time to the affairs of Pop Starz Records, and this Agreement shall be presumptively be deemed the instrument of such resignation.

(E) Mr. _____ shall be responsible, together with the other members of the board of directors, for review and approval prior to filing of all data that Pop Starz Records is required to file with the Commission, with the United States Internal Revenue Service (the "Service") and with comparable state and local agencies.

(F) If serving as a member of the regulatory affairs or audit committees, Mr. _____ shall be responsible for using reasonable efforts to assist its chairman to assure that Pop Starz Records and all of its subsidiaries develop and implement information gathering, retention and transmittal procedures that comply with all applicable legal and auditing requirements, that Pop Starz Records and its subsidiaries promptly transmit required data to Pop Starz Records auditors and legal counsel and that Pop Starz Records auditors and legal counsel prepare and pass upon materials that Pop Starz Records is required to file with the Commission or the Service, on a timely basis, adequate for review, comment and correction by all appropriate personnel, including management of Pop Starz Records and its subsidiaries, as well as the members of their boards of directors, attorneys and advisors, at least three business days prior to the legally mandated filing dates.

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(G) If serving as a member of the audit committee, Mr. _____ shall be responsible, together with the other members of the audit committee, for suggesting auditor candidates to Pop Starz Records board of directors and stockholders and for rejecting any auditors that any member of the audit committee deems unsatisfactory based on their qualifications, reputation, prices or geographic location, provided that such member must specify in writing all reasons for such rejection and the committee, voting as a whole, must pass upon such rejection by majority vote, forwarding such result to the board of directors for appropriate action.

2.4 RESIGNATION

    Unless he is the sole serving member of Pop Starz Records board of directors, Mr. _____ may resign at any time by providing Pop Starz Records board of directors with written notice indicating Mr. _____'s intention to resign and the effective date thereof; provided, however, that resignation, whether voluntary or presumptive (as provided above) shall result in a forfeiture of all rights to compensation under this Agreement, other than as to compensation that has accrued pursuant to the provisions of this Agreement.

Article III
Compensation

3.1 Member Compensation

(A) Mr. _____ shall be compensated for his services as a member of Pop Starz Records board of directors and committees, as follows:

    (1) (a) For basic service as a member of our Company's board of directors, 5,000 shares per month, which shall be deemed earned on the last day of the month served.

        (b) For service, as chairman of any committee, 2,500 shares per month, which shall be deemed earned on the last day of the month served.

        (c) For service, on any other committee an additional 1,250 shares per month, which shall be deemed earned on the last day of the month served.

        (d) For attendance at any meeting of the board of directors or a committee thereof, in person which is outside the office, an additional 1,250 shares per month, which shall be deemed earned on the last day of the month served.

(B) The foregoing compensation will be subject to the condition precedent that Mr. _____ comply on a timely basis with all personal reporting obligations to the Commission pertaining to his role with Pop Starz Records and that Mr. _____ serve in the designated positions providing all of the services required thereunder prudently and in good faith.

3.2 Exempt Nature of Securities to be Issued

    The securities to be issued as compensation under this Agreement (the "Securities") will be issued without registration under the provisions of
Section 5 of the Securities Act or the securities regulatory laws and regulations of the State of Florida (the "Florida Act") pursuant to exemptions provided under Section 4(2) or Section 4(6) of the Securities Act and comparable provisions of the Florida Act;

(A) Mr. _____ shall be responsible for preparing and filing any reports concerning this transaction with the Commission and with Florida Division of Securities, and payment of any required filing fees (none being expected);

(B) All of the Securities will bear legends restricting their transfer, sale, conveyance or hypothecation unless such Securities are either registered under the provisions of Section 5 of the Securities Act and under the Florida Act, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to Pop Starz Records, is provided to Pop Starz Records General Counsel to the effect that such registration is not required as a result of applicable exemptions thereto;

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(C) Pop Starz Records transfer agent shall be instructed not to transfer any of the Securities unless the General Counsel for Pop Starz Records advises it that such transfer is in compliance with all applicable laws;

(D) Mr. _____ is acquiring the Securities for his own account, for investment purposes only, and not with a view to further sale or distribution; and

(E) Mr. _____ or his advisors have examined information concerning Pop Starz Records contained in the business plan, as well as Pop Starz Records books and records and have questioned Pop Starz Records officers and directors as to such matters involving Pop Starz Records as Mr. _____ deemed appropriate.

3.3 Indemnification.

    Pop Starz Records will defend, indemnify and hold Mr. _____ harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly therewith (e.g., legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by his in good faith on behalf of Pop Starz Records, its affiliates or for other persons or entities at the request of the board of directors of Pop Starz Records, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for Mr. _____ to incur any out of pocket expenses; provided, however, that Mr. _____ permits Pop Starz Records to select and supervise all personnel involved in such defense and that Mr. _____ waives any conflicts of interest that such personnel may have as a result of also representing Pop Starz Records, its stockholders or other personnel and agrees to hold Pop Starz Records harmless from any matters involving such representation, except such as involve fraud or bad faith.

Article Four
Special Covenants

4.1 Confidentiality.

    Mr. _____ acknowledges that, in and as a result of his duties hereunder, he will be developing for Pop Starz Records, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as Pop Starz Records trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; consequently, as material inducement to the entry into this Agreement by Pop Starz Records, Mr. _____ hereby covenants and agrees that he shall not, at anytime during or following the terms of his service as a member of Pop Starz Records board of directors, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to his as a result of his association with Pop Starz Records or its affiliates.

4.2 Special Remedies.

    Pop Starz Records as a result of a breach by Mr. _____ of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect Pop Starz Records interests, Mr. _____ hereby covenants and agrees that Pop Starz Records shall have the following additional rights and remedies in the event of a breach or threatened breach hereof:

(A) Mr. _____ hereby consents to the issuance of a permanent injunction enjoining his from any violations of the covenants set forth in this Article Four; and

(B) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which Pop Starz Records may sustain prior to the effective enforcement of such injunction, Mr. _____ hereby covenants and agrees to pay over to Pop Starz Records, in the event he violates the covenants and agreements contained in this Article Four, the greater of:

    (1) Any payment or compensation of any kind received by his because of such violation before the issuance of such injunction, or

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    (2) The sum of One Thousand ($1,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by Pop Starz Records as a result of such violation. The Parties agree that such liquidated damages are not intended as the exclusive remedy available to Pop Starz Records for any breach of the covenants and agreements contained in this Article Four prior to the issuance of an injunction, and the Parties recognize that the only adequate remedy to protect Pop Starz Records from the injury caused by such breach would be injunctive relief.

4.3 Cumulative Remedies.

    Mr. _____ hereby irrevocably agrees that the remedies described in Section
4.2 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which Pop Starz Records is or may be entitled, whether at law or in equity, under or pursuant to this Agreement.

4.4 Acknowledgment of Reasonableness.

    Mr. _____ hereby represents, warrants and acknowledges that he has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Pop Starz Records, its officers, other directors and employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, Mr. _____ hereby covenants, agrees and directs such court to substitute a reasonable, judicially enforceable limitation in place of any limitation deemed unenforceable, and Mr. _____ hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties. In determining the nature of this limitation, Mr. _____ hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

4.5 Unauthorized Acts.

    Mr. _____ hereby covenants and agrees that he will not do any act or incur any obligation on behalf of Pop Starz Records of any kind whatsoever, except as expressly authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action.

4.6 Covenant not to Disparage.

    Mr. _____ hereby irrevocably covenants and agrees that during the term of this Agreement and after its termination, he will refrain from making any remarks that could be construed by anyone, under any circumstances, as disparaging, directly or indirectly, specifically, through innuendo or by inference, whether or not true, about Pop Starz Records, its constituent members, or its officers, directors, stockholders, employees, agent or affiliates, whether related to the business of Pop Starz Records, to other business or financial matters or to personal matters.

Article V
Agreement to Comply with Legal Restrictions.

5.1 Pop Starz Records Securities.

(A) Mr. _____ currently does not beneficially own any other Pop Starz Records securities; and has full power and authority to make, enter into and carry out the terms of this Agreement.

(B) Mr. _____ agrees that any Pop Starz Records securities that he purchases or with respect to which he otherwise acquires record or beneficial ownership after the date of this Agreement ("New Pop Starz Records Securities") shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned prior to the effective date of this Agreement.

(C) Mr. _____ has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform all of the obligations hereunder.

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(D) Mr. _____ has no present plan or intention (a "Plan") to sell, transfer, exchange, pledge or otherwise dispose of, including by means of a distribution by a partnership to its partners, or a corporation to its stockholders, or any other transaction which results in a reduction in the risk of ownership (any of the foregoing being hereinafter referred to generically as a "Sale") of any of the Pop Starz Records securities that Mr. _____ currently owns or may acquire during the term of this Agreement, or any securities that may be paid as a dividend or otherwise distributed thereon with respect thereto or issued or delivered in exchange or substitution therefore.

(E) If any of Mr. _____'s representations in this Agreement cease to be true at any time during the term of this Agreement, Mr. _____ will deliver to Pop Starz Records general counsel a written statement to that effect, specifying the nature of the change signed by Mr. _____.

5.2 Transfer or Encumbrance.

(A) Mr. _____ agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any Pop Starz Records Securities acquired or to make any offer or agreement relating thereto during the time that Mr. _____ serves on Pop Starz Records board of directors and for an additional period of 90 days after the term of this agreement, except:

    (1) During such periods following the filing by Pop Starz Records of reports with the Commission as may be determined by the regulatory compliance committee of Pop Starz Records board of directors to provide current information required to avoid violation of restrictions under the Securities Act and the Securities and Exchange Commission Exchange Act of 1934, as amended (the "Exchange Act"), against trading on inside information.

    (2) In full compliance with the requirements of:

        (a) Rule 144 promulgated by the Commission under authority granted by the Securities Act;

        (b) Sections 13D and 16(a) of the Exchange Act, including requirements pertaining to timely filing of Commission Forms 3, 4 and 5 or Schedule 13-D; and

    (3) In full compliance with the procedures established by Pop Starz Records (including requirements imposed upon its transfer agent) to assure compliance with the foregoing.

(B) No transactions permitted pursuant to Section 5.2(A) shall be effected until:

    (1) Legal counsel representing Mr. _____ (which legal counsel is reasonably satisfactory to Pop Starz Records) shall have advised Pop Starz Records in a written opinion letter satisfactory to Pop Starz Records and Pop Starz Records legal counsel, and upon which Pop Starz Records and its legal counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition and that all requirements under the Exchange Act, including Sections 13 and 16 thereof have been complied with; or

    (2) A registration statement under the Securities Act covering the Pop Starz Records stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the Commission and made effective under the Securities Act; or

    (3) An authorized representative of the Commission shall have rendered written advice to Mr. _____ (sought by Director-Nominee or Director-Nominee's legal counsel, with a copy thereof and all other related communications delivered to Pop Starz Records) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated; or (4) Pop Starz Records general counsel and president shall have specifically consented to the transaction in writing pursuant to authority delegated in a specific resolution of the regulatory affairs committee of Pop Starz Records board of directors.

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(C) Mr. _____ also understands and agrees that stop-transfer instructions will be given to Pop Starz Records transfer agent with respect to certificates evidencing his Pop Starz Records securities and that this will be placed on the certificates evidencing his Pop Starz Records securities legends stating in substance: "The securities represented by this certificate were issued without registration under the Securities Act of 1933, as amended, or comparable state laws in reliance on the provisions of Section 4(1), 3(b) or 4(2) of such act, and comparable state law provisions or they have been held by a person deemed a control person under Commission Rule 144 and subject to reporting obligations under Section 13D of the Exchange Act and to reporting obligations and trading restrictions under Section 16(a) of the Exchange Act. These securities may not be transferred, pledged or hypothecated unless they are first registered under applicable federal, state or foreign laws, or the transaction is demonstrated to be exempt from such requirements to the Company's satisfaction, and, all required reports pertaining thereto, including Commission Forms 3, 4, 5 and 144 and Commission Schedule 13D have been filed with the Commission."

5.3 No Proxy Solicitations.

    Mr. _____ will not, and will not permit any entity under his control to:

(A) Solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any meetings of Pop Starz Records stockholders;

(B) Initiate a stockholders' vote or action by consent of Pop Starz Records stockholders with respect to any stockholders' action; or

(C) Become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Pop Starz Records.

5.4 No Limitation on Discretion as Director.

    This Article Five is intended solely to apply to the exercise by Mr. _____ in his individual capacity of rights attaching to ownership of Pop Starz Records securities, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Mr. _____ with respect to, any action which may be taken or omitted by his acting in his fiduciary capacity as a member of Pop Starz Records board of directors or any committee thereof.

Article VI
Miscellaneous

6.1 Notices.

(a) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                To  Mr. _____:
                    ------ -----
                    -------------
                    ------ ------ , -- -------

                To  Pop Starz Records:
                    Pop Starz Records, Inc.
                    1000 West Ave. PH 19
                    Miami, FL 33139
                    Telephone (305) 407-9052, Fax (305) 359-5116;
                    and e-mail: jonathan@popstarzrecords.com
                    Attention: Jonathan Greene, President;

or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b) The decision by any Party not to use the services of legal counsel in conjunction with this transaction shall be solely at that Party's own risk, each Party acknowledging that applicable rules of the Florida Bar prevent Pop Starz Records general counsel, who has reviewed, approved and caused modifications on behalf of Pop Starz Records, from representing anyone other than Pop Starz Records in this transaction.

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6.2 Amendment.

(A) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

(B) This Agreement may not be modified without the consent of a majority in interest of Pop Starz Records stockholders.

6.3 Merger.

(A) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

6.4 Survival.

    The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

6.5 Severability.

    If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereunder.

6.6 Governing Law.

    This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Florida , except for any choice of law provisions that would result in the application of the law of another jurisdiction, and except for laws involving the fiduciary obligations of Pop Starz Records officers and Director-Nominees, which shall be governed under Florida law.

6.7 Third Party Reliance.

    Legal counsel to and accountants for the Parties shall be entitled to rely upon this Agreement.

6.8 Venue.

    Any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Palm Beach County, Florida.

6.9 Litigation.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, proceedings and appeals, whether or not formal proceedings are initiated.

(B) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

    (1) (a) First, the issue shall be submitted to mediation before Mediation, Inc., a mediation service in Palm Beach County, Florida, to be selected by lot from four alternatives to be provided, two by Pop Starz Records and two by Mr.
_____ .

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        (b) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

    (2) In the event that mediation does not lead to a resolution of the dispute, then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Palm Beach County, Florida to be selected by lot, from four alternatives to be provided, two by Pop Starz Records and two by Mr. _____.

    (3) (a) Expenses of mediation shall be borne by Pop Starz Records, if successful.

        (b) Expenses of mediation, if unsuccessful, and of arbitration shall be borne by the Party against whom the arbitration decision is rendered.

        (c) If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and of arbitration shall be borne equally by the Parties.

6.10 Benefit of Agreement.

(A) This Agreement may not be assigned by Mr. _____ without the prior written consent of Pop Starz Records.

(B) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

6.11 Interpretation.

(A) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

(B) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(C) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(D) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns, or the context may require.

(E) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6.12 Further Assurances.

    The Parties hereby agree to do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, receipts, records and other documents as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

6.13 Status.

    Nothing in this Agreement shall be construed or shall constitute an agency, employment, partnership, or joint venture relationship.

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

6.14 Counterparts.

(A) This Agreement may be executed in any number of counterparts.

(B) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Commission.

6.15 Waiver.

    No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

6.16 Indemnification.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Party harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which that Party may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

6.17 Consultation with Counsel.

    Mr. _____ has carefully read this Agreement and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of Pop Starz Records securities to the extent he felt necessary with his own legal counsel.

        IN WITNESS WHEREOF, Mr. _____ and Pop Starz Records have caused this Agreement to be executed by themselves or their duly authorized respective officers, effective _____ ___ ____

Signed, sealed and delivered In Our Presence:

___________________                         __________________

___________________                         __________________ (Print)
                                            By: _______________


___________________

___________________                         __________________
                                            By: Jonathan Greene, President
                                            Pop Starz Records, Inc.

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